UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 18, 1994

                     BURLINGTON NORTHERN RAILROAD COMPANY

            (Exact name of registrant as specified in its charter)

  Delaware                        1-6324                     41-6034000

(State or other jurisdiction     (Commission                (IRS Employer
of incorporation)               File Number)            Identification No.)

3800 Continental Plaza, 777 Main Street, Fort Worth, Texas               76102

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (817) 333-2000



(Former name or former address, if changed since last report)










Item 5.  Other Events

Burlington Northern Railroad Company is a wholly owned subsidiary of Burlington Northern Inc. ("BNI"). As of December 18, 1994, BNI and Santa Fe Pacific Corporation ("Santa Fe") entered into an Amendment No. 2 ("Amendment No. 2") to the Agreement and Plan of Merger dated as of June 29, 1994 between BNI and Santa Fe, as previously amended as of October 26, 1994 (the "Agreement") pursuant to which on the terms and conditions set forth in the Agreement, as amended by the Amendment No. 2, Santa Fe will merge (the "Merger") with and into BNI, and BNI will be the surviving corporation. Pursuant to Amendment No. 2, BNI and Santa Fe will effect a tender offer for certain Santa Fe shares and the exchange ratio in the Merger will increase from 0.34 shares of BNI common stock per share of Santa Fe common stock to 0.40 shares of BNI common stock per share of Santa Fe common stock, as well as other changes. Amendment No. 2 is attached hereto as Exhibit 2.1, and the description thereof set forth herein is qualified in its entirety by reference to Amendment No. 2. On December 18, 1994, BNI issued a press release attached hereto as Exhibit 99.1 announcing, among other things, the execution of the Amendment No. 2. Consummation of the Merger is subject to approval by the stockholders of BNI and Santa Fe, approval by the Interstate Commerce Commission, approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary conditions.

Item 7(c).  Exhibits

Exhibit 2.1 -- Amendment No. 2 dated as of December 18, 1994 between Burlington Northern Inc. ("BNI") and Santa Fe Pacific Corporation ("Santa Fe") to Agreement and Plan of Merger dated as of June 29, 1994 between BNI and Santa Fe.

Exhibit 99.1 -- Press Release of Burlington Northern Inc. dated December 18,
1994.


                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                 BURLINGTON NORTHERN
                                   RAILROAD COMPANY

                                 /s/ Douglas J. Babb
                                 ___________________________________
                                 Douglas J. Babb
                                 Vice President and
                                   General Counsel

Date: December 23, 1994
                                EXHIBITS INDEX


                                                                Sequentially
Exhibits                                                       Numbered Page

Exhibit 2.1 Amendment No. 2 dated as of December 18, 1994 between Burlington Northern Inc. ("BNI") and Santa Fe Pacific Corporation ("Santa Fe") to Agreement and Plan of Merger dated as of June 29, 1994 as amended on October 26, 1994 between BNI and Santa Fe.

Exhibit 99.1   Press Release of Burlington Northern Inc. dated
               December 18, 1994.